Exhibit 99.1

                    INTERSTAR MILLENIUM SERIES 2003-5G TRUST

    Quarterly Noteholders Report Related to the October 20, 2004 Distribution

-------------------------------------------------------  -------------------------------------------------

Aggregate principal amount of each class of notes as     A2 Notes:         USD $588,677,224.41
at the first day after the payment date occurring
during the collection period                             B1 Notes:         USD $41,000,000.00
-------------------------------------------------------  -------------------------------------------------

Aggregate amount of interest payable on each class of    A2 Notes:         USD $2,828,267.02
notes on the payment date
                                                         B1 Notes:         USD $249,371.11
-------------------------------------------------------  -------------------------------------------------

Aggregate of principal payments to be made in respect    A2 Notes:         USD $36,511,762.50
to each class of notes on payment date being 20th
October 2004                                             B1 Notes:         USD $0.00
------------------------------------------------------  --------------------------------------------------

Income for the collection period                         AUD $18,846,186.42
-------------------------------------------------------  -------------------------------------------------

The Mortgage Principal Repayments for the Collection
Period                                                   AUD $70,775,132.20
-------------------------------------------------------  -------------------------------------------------

Expenses of the trust for the period                     AUD $15,950,256.69
-------------------------------------------------------  -------------------------------------------------

Aggregate of all redraws on the housing loans made
during the collection period                             AUD $12,590,786.08
-------------------------------------------------------  -------------------------------------------------

Interest rates (US all in) applicable for period         A2 Notes:     2.32875%
ending 19th January 2005                                 B1 Notes:     2.82875%
------------------------------------------------------- -------------------------------------------------

The Scheduled and Unscheduled payments of principal      Scheduled        AUD    $862,801.20
during the Collection period                             Unscheduled      AUD $69,912,331.00
------------------------------------------------------- -------------------------------------------------

Aggregate of outstanding balances of housing loans as
at last day of collection period                         AUD $942,073,815.70
------------------------------------------------------- -------------------------------------------------

Delinquency and Loss statistics with respect to the      Loss:          Nil
housing loans as at the last day of the collection       Delinquency:   0-29     1.90%
period                                                                  30-59    0.67%
                                                                        60+      0.62%
-------------------------------------------------------  ------------------------------------------------